Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

PSS World Medical, Inc.:

We consent to the incorporation by reference in the Registration Statement File Nos. 33-80657, 33-90464, 333-15043, 333-64185, 33-85004, 33-97756, 33-99046, 33-97754, 333-30427, 333-50526, 333-58272, 333-104262, and 333-138173 on Form S-8 of PSS World Medical, Inc. of our report dated May 25, 2007, with respect to the consolidated balance sheets of PSS World Medical, Inc. as of March 30, 2007 and March 31, 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended March 30, 2007, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of March 30, 2007 and the effectiveness of internal control over financial reporting as of March 30, 2007, which reports appear in the March 30, 2007 annual report on Form 10-K of PSS World Medical, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective April 1, 2006.

/s/ KPMG LLP

May 25, 2007
Jacksonville, Florida
Certified Public Accountants